Exhibit 99.2

NEWS RELEASE
1625 Broadway, Suite 250
Denver, Colorado 80202
Telephone: 303-592-8075
Fax: 303-592-8071
Contact: Lynn Peterson, CEO

FOR RELEASE AT 4:00 PM EDT ON THURSDAY, MARCH 27, 2008

KODIAK OIL & GAS CORP. PROVIDES UPCOMING CONFERENCE SCHEDULE

DENVER – March 27, 2008 (PRNewswire) – Kodiak Oil & Gas Corp. (AMEX: KOG), an oil and gas exploration and production company with assets in the Green River Basin of Wyoming and the Williston Basin of North Dakota and Montana, today announced its participation in upcoming energy conferences.

Kodiak’s President and CEO, Lynn A. Peterson, is scheduled to present at the 2008 Independent Petroleum Association of America’s Oil and Gas Investment Symposium in New York.   Also attending is Kodiak’s Chief Financial Officer, Jimmy Henderson.  Peterson will provide an update to investors on Monday, April 7, 2008 at 5:00 PM EDT.  Webcasting will be available for the presentation and can be accessed by logging onto http://www.investorcalendar.com/CEPage.asp?ID=126706 ..  You may also access www.ipaa.org.

In addition, Peterson and Kodiak’s Chief Operating Officer, Jim Catlin, are scheduled to host a breakfast table at the 36th Annual Howard Weil 2008 Energy Conference in New Orleans on Wednesday, April 9 and Thursday, April 10, 2008.

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the American Stock Exchange “KOG.”

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11

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